                                                                     EXHIBIT 21

                   SUBSIDIARIES OF QUAKER CITY BANCORP, INC.

                                            State or Other
                                            Jurisdiction of
                                             Incorporation
                   Name                     of Organization
                   ----                     ---------------
Quaker City Bank (direct subsidiary)......      Federal
Quaker City Financial Corp.
 (indirect subsidiary)....................    California
Quaker City Neighborhood Development, Inc.
 (direct subsidiary)......................    California